Item 23(j)

                         Independent Auditors' Consent

The Board of Trustees
Oppenheimer Developing Markets Fund:

We consent to the use in this Registration Statement of Oppenheimer Developing Markets Fund of our report dated September 22, 1998 included in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to our firm under the headings "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement, and "Independent Auditors" appearing in the Statement of Additional Information.


                                   /s/  KPMG Peat Marwick LLP
                                   ------------------------------
                                   KPMG Peat Marwick LLP

Denver, Colorado
December 18, 1998